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                                                                     EXHIBIT 5.1

                                  May 31, 2000


Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California  94306

     Re:  Registration Statement on Form S-8/Converted Options

Ladies and Gentlemen:

     At your request, I, Assistant Secretary and Assistant General Counsel for Agilent Technologies, Inc., a Delaware corporation (the "Company"), am rendering this opinion in connection with the proposed issuance, pursuant to converted stock options previously granted by Hewlett-Packard Company to employees of the Company (the "Converted Options"), of up to 19,000,000 shares of common stock, $0.01 par value, of the Company (the "Common Stock").

     I, or other members of the Company's Legal Department acting under my direction and under my supervision, have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

     Based on such examination, I am of the opinion that the 19,000,000 shares of Common Stock to be issued by the Company pursuant to the Converted Options are validly authorized shares of Common Stock and, when issued in accordance with the terms of the agreements covering the Converted Options, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,

                                   /s/ Marie Oh Huber

                                   Marie Oh Huber, Esq.